PARTICIPATION AGREEMENT

AMONG

T. ROWE PRICE EQUITY SERIES, INC.,

T. ROWE PRICE INVESTMENT SERVICES, INC.,

AND

SECURITY BENEFIT LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into as of this 28th day of September, 1999 by and among Security Benefit Life Insurance Company (hereinafter, the "Company"), a Kansas insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the "Fund") and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T) (b)(l5) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, T Rowe Price Associates, Inc. and Rowe Price-Fleming International, Inc. (each hereinafter referred to as the "Adviser") are each duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, the Company has registered or will register certain variable life insurance or variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act, and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company or by the Executive Committee of the Board, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

     WHEREAS, the Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc., (hereinafter "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I SALE OF FUND SHARES

     1.1 The Underwriter agrees to sell to the Company those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolios.

     1.2 The Fund agrees to make shares of the Designated Portfolios available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use its best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

     1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Designated Portfolios will be sold to the general public. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III and VII of this Agreement is in effect to govern such sales.

     1.4 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any sales thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

     1.5 For purposes of Sections 1.1 and 1.4, the Company shall be the designee of the Fund for receipt of purchase and redemption orders from the Account, and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order by 4:00 p.m. Baltimore time and the Fund receives notice of such order by 9:30 a.m. Baltimore time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.6 The Company agrees to purchase and redeem the shares of each Designated Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

     1.7 The Company shall pay for Fund shares one Business Day after receipt of an order to purchase Fund shares is made in accordance with the provisions of Section 1.5 hereof Payment shall be in federal funds transmitted by wire by 3:00 p.m. Baltimore time. If payment in Federal Funds for any purchase is not received or is received by the Fund after 3:00 p.m. Baltimore time on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Portfolio shares in additional shares of that Portfolio The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash, The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10 The Fund shall make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Baltimore time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Baltimore time If the net asset value is materially incorrect through no fault of the Company, the Company on behalf of each Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value in accordance with Fund procedures Any material error in the net asset value shall be reported to the Company promptly upon discovery Any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Company's expense.

     1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

     2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the Kansas insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Kansas and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.3 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act, although it may make such payments in the future To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund will undertake to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4 The Fund makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the state of Kansas to the extent required to perform this Agreement.

     2.5 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

     2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Kansas and any applicable state and federal securities laws.

     2.7 The Underwriter represents and warrants that the Adviser is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Kansas and any applicable state and federal securities laws.

     2.8 The Fund and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.9 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than S5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company The Company agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by the Company for the benefit of the Fund The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies The Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by the Company and dealing with the money and/or securities of the Fund maintain a similar bond or coverage in a reasonable amount.

     ARTICLE III. PROSPECTUSES, STATEMENTS OF ADDITIONAL INFORMATION, AND PROXY STATEMENTS; VOTING

     3.1 The Fund shall provide such documentation (including a final copy of the current prospectus as set in type at the Fund's expense) and other assistance as is reasonable necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document With respect to any prospectuses of the Designated Portfolios that are printed in combination with any one or more Contract or portfolio prospectus (the "Booklet"), the costs of printing Booklets for distribution to existing Contract owners shall be prorated to and reimbursed by the Underwriter based on (a) the ratio of the number of pages of the prospectuses for the Designated Portfolios included in the Booklet to the number of pages in the Booklet as a whole; and (b) the ratio of the number of Contract owners with Contract value allocated to the Designated Portfolios to the total number of Contract owners; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Designated Portfolios; and provided further, that the Underwriter's reimbursement obligation for printing expenses under this Section shall not exceed $5,000 per year. The Company shall furnish a statement annually with its request for reimbursement showing how the printing expenses were prorated and the number of Contract owners with Contract value allocated to the Designated Portfolios.

     3.2 The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available from the Company (or, in the Fund's discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such SAI free of charge to the Company for itself, and for any owner of a Contract who requests such SAI The Company shall send an SAI to any such Contract owner within 3 business days of the receipt of a request.

     3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners in the Fund. If requested by the Company in lieu thereof, the Fund shall provide such documentation (which may include a final copy of the Fund's annual and semi-annual reports as set in type or on diskette) and other assistance as is reasonably necessary in order for the Company (at the Company's expense) to print such shareholder communications for distribution to Contract owners The Company shall send a copy of the Fund's annual or semi-annual report within 3 business days of the receipt of a request by a Contract owner .

     3.4 The Company shall:

          (i) solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

(iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Designated Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law,

     3.5 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt

     3.6 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Portfolio thereof) or the Adviser or the Underwriter is named, at least ten calendar days prior to its use No such material shall be used if the Fund or its designee reasonably object to such use within ten calendar days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3 The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company and/or its Account, is named at least ten calendar days prior to its use No such material shall be used if the Company reasonably objects to such use within ten calendar days after receipt of such material The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

     4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

     4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

     4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds, the Company, the Contracts or the Account .

ARTICLE V. FEES AND EXPENSES

     5.1 The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-l to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the

Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

     5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except as otherwise provided herein. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares

     5.3 The Fund (or the Underwriter) shall bear the expenses of printing the Fund's prospectus for existing owners of the Contracts issued by the Company as provided in Section 3.1 The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials, and reports to Contract owners and prospective Contract owners.

ARTICLE VI. DIVERSIFICATION AND QUALIFICATION

     6.1 The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio of the Fund has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation ss.1 817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations, In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach as promptly as possible and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817 5

     6.2 The Fund represents that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future

     6.3 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. POTENTIAL CONFLICTS

     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund, An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2 The Company will report any potential or existing conflicts of which it is aware to the Board The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order; by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or mote Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the company for the purchase (and redemption) of shares of the Fund.

     7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

     8.1  INDEMNIFICATION BY THE COMPANY

8.l(a) The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or other-wise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or statement of additional information ("SAI") for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)
arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.l(c) hereof.

       8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to the Fund, whichever is applicable

       8.l(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       8.l(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the fund Shares or the Contracts or the operation of the Fund.

8.2 INDEMNIFICATION BY THE UNDERWRITER

       8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8 2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts; and

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature or other promotional material for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature or other promotional material of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or the Fund; or

(iv)
arise as a result of any material failure by the Underwriter or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8 2(b) and 8 2(c) hereof

       8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

       8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3   INDEMNIFICATION BY THE FUND

       8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8 3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the fund and:

(i)
arise as a result of any material failure by the fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8,3(b) and 8.3(c) hereof,

       8.3(b). The fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

        8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation

       8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund

ARTICLE IX. APPLICABLE LAW

     9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

     9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith

ARTICLE X. TERMINATION

     10.1 This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months' advance written notice delivered to the other parties; or

(b)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Portfolio not reasonably available; or

(c)	termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)	termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)	termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the

SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)	termination by the Company by written notice to the Fund and the Underwriter in the event that any Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any Designated Portfolio may fail to so qualify or comply; or

(g)	termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 6.3 hereof; or if the Fund or Underwriter reasonably believes that such Contracts may fail to so qualify; or

(h)	termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)	termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity

     10.2 EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts The parties agree that this Section 10.2 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement The parties further agree that this Section 10 2 shall not apply to any termination under Section 10.1(g) of this Agreement.

     10.3 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

     10.4 Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.

If to the Company:
Security Benefit Life Insurance Company
700 Harrison Street
Topeka, Kansas 66636
Attention: Roger K. Viola, Esq.

If to Underwriter:
T.Rowe Price Investment Services
100 East Pratt Street
Baltimore, Maryland 21202
Attention: Henry H. Hopkins, Esq.

ARTICLE XII. MISCELLANEOUS

     12.1 All references herein to the Fund are to each of the undersigned Funds as if this agreement were between such individual Fund and the Underwriter and the Company All references herein to the Adviser relate solely to the Adviser of such individual Fund, as appropriate. All persons dealing with a Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund The parties agree that neither the Board, officers, agents or shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

     12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

     12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with Kansas variable annuity laws and regulations and any other applicable law or regulations.

     12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:        SECURITY BENEFIT LIFE INSURANCE COMPANY
                             By its authorized officer
                              By: /s/Brandt Brock
                              Title: Vice President
                             Date: September 30, 1999

FUND:                  T. ROWE PRICE EQUITY SERIES, INC.
                              By its authorized officer
                               By: "ILLEGIBLE"
                               Title: Vice President
                              Date: September 28, 1999

UNDERWRITER:  T. ROWE PRICE INVESTMENT SERVICES, INC.
                                By its authorized officer
                                          By: "ILLEGIBLE"
                                Title: Vice President
                                Date: September 28, 1999

SCHEDULE A

Name of Separate Account and	Contracts Funded by
Date Established by Board of Directors	Separate Account	Designated Portfolios

Variable Annuity Account XI	Scarborough Advantage	T. Rowe Price Equity Series, Inc.
Established October 26, 1998	Variable Annuity	● T. Rowe Price Mid-Cap Growth Portfolio
GV6059 (6-99)

VARIABLE INSURANCE FUNDS
NSCC SERVICES AMENDMENT
to the
PARTICIPATION AGREEMENT

Among

T. ROWE PRICE INVESTMENT SERVICES, INC.,

and

SECURITY BENEFIT LIFE INSURANCE COMPANY

[For use with Mutual Fund/Insurance Services Members]

     This Amendment (the "NSCC Services Amendment") is effective as of the 27th day of April, 2004, between SECURITY BENEFIT LIFE INSURANCE COMPANY (the "Company") and T ROWE PRICE INVESTMENT SERVICES, INC. (the "Underwriter").

      WHEREAS, the Company, the Underwriter and the I Rowe Price Equity Series, Inc, T Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. (each, a "Fund" or collectively, the "Funds") are parties to that certain Participation Agreement dated September 28, 1999 (the "Agreement"); and

     WHEREAS, the Company and the Underwriter have each entered into a membership agreement with National Securities Clearing Corporation ("NSCC"), which has developed a FUND/SERV system through which mutual fund purchase and redemption orders and unit investment trust transactions can be processed and settled ("NSCC Services"); and

      WHEREAS, the Company, on behalf of each Account, would like to utilize NSCC Services to transmit orders for the purchase, redemption and transfer of shares of the Funds (the "SHARES"); and

     WHEREAS, the Company's orders relating to the purchase, redemption and transfer of Shares on behalf of the Accounts will be placed through NSCC Services and will be sent directly into the Funds' mainframe recordkeeping system at DSI ("DST System"); and

     WHEREAS, the parties desire to amend certain provisions of the Agreement related to the purchase, redemption and transfer of Shares through NSCC Services;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1

ARTICLE 1  ACCOUNT REGISTRATION/RECONCILIATION

     SECTION 1.1 In connection with transactions effected under this NSCC Services Amendment, the Company shall maintain a record of the Accounts and/or Accounts' addresses, the Company's or Accounts' Tax I D.s and the number of Shares held by each Account.

     SECTION 1.2 The Company shall provide the Underwriter with all information and documentation necessary or appropriate to establish and maintain each NSCC Services transaction (and any subsequent changes to such information). The Company hereby certifies, to the best of its knowledge, that all such information and documentation is and shall remain true and correct. The Company shall maintain adequate information and documentation required by the Underwriter to effect NSCC Services transactions.

     SECTION 1.3 The Company represents that the instructions maintained by the Company relating to Account registrations with NSCC (including, without limitation, the Accounts' Tax I.D.s) and the selection of options and privileges received in connection with such registration are in accordance with instructions from the Accounts and/or from holders of Contracts ("Contractholders").

      SECTION 1.4 The Company acknowledges that the shares of the Funds will be sold only to Participating Insurance Companies and their Accounts as specified in the Participation Agreement

     SECTION 1.5 Upon receipt of a confirmation or other notice from NSCC of a possible discrepancy regarding a NSCC order or transaction, it is the duty and responsibility of the Company to reconcile any differences between the Company's records and the Funds' records Upon reconciliation, the party causing the discrepancy (including any discrepancy caused by its agents) shall be responsible and liable for any loss incurred as a result of the discrepancy. Notwithstanding anything in this NSCC Services Amendment to the contrary, the Company must notify the Underwriter within five business days after receipt of a confirmation or other notice from NSCC of any possible discrepancy.

ARTICLE 2  PURCHASE, REDEMPTION AND TRANSFER OF SHARES

      SECTION 2.1 In the event that NSCC Services or the DST system fails or is unavailable for any reason, the Underwriter shall accept, effect and record Contract transactions outside of NSCC Services in a manner consistent with Article I of the Agreement.

      SECTION 2.2 The Company shall be solely responsible for the accuracy of each order placed by the Company or its agents and authorized by the Account/Contractholder for the purchase, redemption or transfer of Shares through NSCC Services ("NSCC Services Instructions") and the issuance of any NSCC Services Instruction will constitute the Company's representation and warranty to the Underwriter and the Funds that the NSCC Services Instruction is accurate, complete and issued as duly authorized by the Account/Contractholder whose Shares are the subject of the NSCC Services Instructions The Company shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions and to limit

2

the access to persons specifically authorized by the Company.

     SECTION 2.3 NSCC Services Instructions will be transmitted by the Company to NSCC in a timely manner sufficient for NSCC to forward the instructions to the Underwriter by 6:00 a m Baltimore time ("Cut-Off") on the next Business Day after the Company receives such instructions from the Account/Contractholders, provided such instructions are received by the Company in good order prior to the closing of the New York Stock Exchange ("Close of Trading") (normally 4:00 p.m. Baltimore time), NSCC Services Instructions received in proper form by the Underwriter after the Cut-Off on any Business Day shall be treated as if received on the next following Business Day The Company warrants that all NSCC Services Instructions the Company transmits to NSCC for processing were received by the Company from Account/Contractholder by Close of Trading. The Company shall transmit payment for purchase NSCC Services Instructions to NSCC the next Business Day after receipt of NSCC Services Instructions to purchase Shares is made in accordance with the provisions of Section 2.3 hereof If Underwriter has not received payment by such date, the purchase NSCC Services Instruction may be canceled and the Company shall be responsible for any losses incurred by the Fund as a result of such cancellation.

      SECTION 2.4 Daily net asset value per share information will be transmitted by the Funds on a best efforts basis to NSCC in a timely manner sufficient for NSCC to forward such information to the Company by 7 p.m. Baltimore time.

     SECTION 2.5 The Underwriter and the Funds reserve the right, in their sole discretion, to reject or cancel:

     (a) any NSCC Services Instruction for the purchase of Shares, including NSCC Services Instructions that have been confirmed through NSCC Services consistent with the terms of the Agreement;

     (b) any NSCC Services Instruction received: (a) in connection with an Account if such account's registration is pending with NSCC; and (b) in connection with an Account prior to receipt of such account's registration information; and

     (c) any NSCC Services transaction that is not executed for the Company, or its Accounts, and the Company shall be responsible for any losses incurred by the Underwriter and/or the Funds as a result of such cancellation.

     Confirmation via NSCC Services that a NSCC Services Instruction has been received does not constitute acceptance by the Underwriter or the Funds. Any rejection or cancellation made by the Underwriter or the Funds will be done pursuant to current NSCC rules and procedures and in accordance with the terms of the Funds' current prospectus Transfers are limited to transfers among identically registered accounts in the Funds. Fund shares purchased may not be redeemed until the next Business Day after the Fund receives payment.

     SECTION 2.6 In the event the Company seeks to correct or cancel a previously placed NSCC Services Instruction after the Cut-Off (other than to correct discrepancies in accordance with Section 1.5 herein), such cancellation or correction must be approved by the

3

Underwriter and will be processed outside of NSCC Services The Underwriter shall have complete and sole discretion as to whether or not to allow the cancellation or correction to be made The Company agrees to promptly pay each Fund the amount of any loss incurred by the Fund as a result of such cancellation or correction.

     SECTION 2.7 The Company agrees to monitor its Contractholders' accounts for market timing and excessive trading activity (as defined in the Funds' prospectus) and agrees to work with the Underwriter to deter or block any such activity.

     SECTION 2.8 In the event there are net purchases on any Business Day for any Fund, the Company will settle the net purchase in accordance with current NSCC rules and procedures on settlement In the event there are net redemptions for the day, the Underwriter will settle the net redemption in accordance with current NSCC rules and procedures on settlement.

     SECTION 2.9 On any Business Day when the Federal Reserve Wire Transfer System is closed, settlement of purchases and redemptions will be delayed until the next Business Day on which the Federal Reserve Wire Transfer System is open The delayed settlement will not have any impact on the transaction's original share price

     SECTION 2.10 Except as provided for in Section 2.3, the Company shall not seek a prior net asset value per share of a Fund after the Cut-Off.

      SECTION 2.11 Notwithstanding anything to the contrary contained in this NSCC Services Amendment or otherwise, the Company shall repay the Funds for any duplicative or excessive payment, or credit any duplicate or excessive shares, it or its Contractholders/Accounts have received within 30 days after written notice thereof, if either (a) such payment or shares is in the Company's custody, possession or control, or is in its Accounts custody, possession or control or is in a Contract; or (b) such payment or share credit was due to an error attributable to the Company The party responsible for the duplicative or excessive payment or shares shall be responsible and liable for any loss inclined as a result, pursuant to Section 1.5 herein.

     The Company agrees to use reasonable efforts to obtain reimbursement of any other duplicative or excessive payment or share credits made to its Contractholder/Account that are no longer in the Company's custody or possession and are the result of an error made by the Underwriter, and to remit any such reimbursement to the Funds. The Company agrees to keep the Funds informed of the status of any collection effort Any costs, fees or expenses incurred by the Company in such collection efforts shall be at the Underwriter's expense, If the Company, in its sole discretion, repays the amount of such overpayment on behalf of a Contractholder/Account, the Company shall be fully subrogated to the Underwriter rights against the Contractholder/Account

     SECTION 2.12 The Underwriter shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the continuous offering of Shares through NSCC Services. The Underwriter reserves the right in its discretion and without notice to the Company to suspend sales or withdraw the offering of Shares of any Fund through NSCC Services or to terminate an individual Fund's participation in NSCC Services at any time without notice (redemptions for shares of these Funds would be required to take place outside of NSCC

4

Services).

     SECTION 2.13 To the extent feasible, the Company will cooperate with the Underwriter with respect to any requests pertaining to the state of residence as well as the state of domicile of the Accounts.

      SECTION 2.14 Each party hereto will furnish the other parties (the "Requesting Parties") with such information as it may reasonably request, and will otherwise cooperate with the Requesting Parties and its designees (including, without limitation, any auditors designated by the Requesting Parties) in connection with the preparation of reports to the Requesting Parties concerning this NSCC Services Amendment, as well as any other reports or filings that may be required by law. Each party hereto will further maintain all records required by law concerning this NSCC Services Amendment.

ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITER

      The Underwriter represents, warrants and covenants to the Company that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     (b) It has entered into a membership agreement with NSCC and in accordance therewith:

     (1) it has the corporate power to execute, deliver and perform such agreement;

     (2) it has taken all necessary corporate action to authorize the execution, delivery and performance of such agreement;

     (3) such agreement has been duly executed by the Underwriter and NSCC; and

     (4) it has met all the requirements to participate in NSCC Services.

     (c) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this NSCC Services Amendment, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements of the Underwriter or on behalf of the Funds.

     (d) It has the necessary and adequate personnel, space, data processing capacity or other operational capability, facilities and equipment to perform its duties and obligations hereunder in accordance with the terms of this NSCC Services Amendment, in a businesslike and competent manner, in conformance with all laws, rules and regulations and the Funds' and Contracts' prospectuses and SAIs, and customary industry standards.

    (e) It shall perform any and all duties, functions, procedures and

5

responsibilities assigned under this NSCC Services Amendment and as otherwise established by NSCC, including compliance with current NSCC rales and procedures and with the terms and provisions of its membership agreement with NSCC.

     (f) In the event that the Underwriter ceases to have any authority contemplated by the warranties, representations and covenants set forth in this NSCC Services Amendment, or any other authority contemplated by this NSCC Services Amendment, the Underwriter shall notify the Company in writing within two business days after such authority is terminated

     (g) In the event that the membership agreement between the Underwriter and NSCC is (i) approved by NSCC on a temporary or conditional basis; (ii) amended (including requalifying the agreement on a temporary or conditional basis); (iii) suspended; or (iv) terminated, the Underwriter shall notify the Company in writing within two business days of such change in membership status

     (h) In the event that NSCC commences litigation or proceedings against the Underwriter, places the Underwriter on surveillance, or disciplines the Underwriter by expulsion, suspension, limitation of or restriction on activities, functions and operations, fine or censure or any other sanction, the Underwriter shall notify the Company in writing within two business days after receipt of such information

     (i) In the event that any litigation or proceedings are brought against the Underwriter in connection with NSCC Services, the Underwriter shall notify the Company in writing within two business days after receipt of notice of such litigation or proceedings.

ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company represents, warrants and covenants to the Underwriter that:

     (a) It has entered into a membership agreement with NSCC and in accordance therewith:

     (1) it has the corporate power to execute, deliver and perform such agreement;

     (2) it has taken all necessary corporate action to authorize the execution, delivery and performance of such agreement;

     (3) such agreement has been duly executed by the Company and NSCC; and

     (4) it has met all the requirements to participate in NSCC Services

     (b) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this NSCC Services Amendment, and the performance of its obligations hereunder does not and will not violate or conflict with any

6

governing documents or agreements of the Company or on behalf of the Accounts.

     (c) It has the necessary and adequate personnel, space, data processing capacity or other operational capability, facilities and equipment to perform its duties and obligations hereunder in accordance with the terms of this NSCC Services Amendment, in a businesslike and competent manner, in conformance with all laws, rules and regulations and the Funds' and Contracts' prospectuses and SAIs, and customary industry standards.

     (d) It shall perform any and all duties, functions, procedures and responsibilities assigned under this NSCC Services Amendment and as otherwise established by NSCC, including compliance with current NSCC rules and procedures and with the terms and provisions of its membership agreement with NSCC.

     (e) It has full authority to act on behalf of Contractholders/Accounts in the manner contemplated by this NSCC Services Amendment, and each time the Company so acts it shall be deemed to have restated such warranty, representation and covenant.

     (f) In the event that the Company ceases to have any authority contemplated by the warranties, representations and covenants set forth in this NSCC Services Amendment, or any other authority contemplated by this NSCC Services Amendment, the Company shall notify the Underwriter in writing within two business days after such authority is terminated.

     (g) In the event that the membership agreement between the Company and NSCC is (i) approved by NSCC on a temporary or conditional basis; (ii) amended (including requalifying the agreement on a temporary or conditional basis); (iii) suspended; or (iv) terminated, the Company shall notify the Underwriter in writing within two business days of such change in membership status.

     (h) In the event that NSCC commences litigation or proceedings against the Company, places the Company on surveillance, or disciplines the Company by expulsion, suspension, limitation of or restriction on activities, functions and operations, fine or censure or any other sanction, the Company shall notify the Underwriter in writing within two business days after receipt of such information.

     (i) In the event that any litigation or proceedings are brought against the Company in connection with NSCC Services, the Company shall notify the Underwriter in writing within two business days after receipt of notice of such litigation or proceedings.

ARTICLE 5 INDEMNIFICATION

     SECTION 5.1 The Company shall indemnify and hold harmless each of the Indemnified Parties, as that term is defined in Section 8 1 (a) of Article VIII of the Agreement, against any and all demands, losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable attorney fees and other expenses), to which the Indemnified Parties may become subject as a result of or arising out of (a) any negligent act or omission or statement or representation or wrongful conduct by the Company or its agents relating to a NSCC Services Instruction; (b) any material

7

breach of the Company's representations, warranties or covenants contained in this NSCC Services Amendment; (c) the failure of the Company to comply with any of the terms of this NSCC Services Amendment; or (d) the actions of an Indemnified Party acting upon a NSCC Services Instruction from the Company The Company represents and warrants that at all times it shall have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its indemnification obligations arising under Agreement, including obligations under this NSCC Services Amendment.

     SECTION 5.2 The Company's obligation to indemnify shall not apply to any loss occasioned by any act or omission of the Indemnified Parties resulting from negligence, willful misconduct or bad faith, including effecting any NSCC Services Instruction properly issued by the Company in accordance with this NSCC Services Amendment, provided the Company has acted without negligence, willful misconduct or bad faith.

     SECTION 5.3 The Underwriter shall indemnify and hold harmless each of the Indemnified Parties, as that term is defined in Section 8.2(a) of Article VIII of the Agreement, against any and all demands, losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable attorney fees and other expenses), to which the Indemnified Parties may become subject as a result of or arising out of (a) any negligent act or omission or statement or representation or wrongful conduct by the Underwriter or its agents relating to a NSCC Services Instruction; (b) any material breach of the Underwriter representations, warranties or covenants contained in this NSCC Services Amendment; or (c) the failure of the Underwriter to comply with any of the terms of this NSCC Services Amendment The Underwriter represents and warrants that at all times it shall have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its indemnification obligations arising under Agreement, including obligations under this NSCC Services Amendment.

     SECTION 5.4 The Underwriter's obligation to indemnify shall not apply to any loss occasioned by any act or omission of the Indemnified Parties resulting from negligence, willful misconduct or bad faith, including effecting any NSCC Services Instruction properly issued by the Company in accordance with this NSCC Services Amendment, provided the Underwriter has acted without negligence, willful misconduct or bad faith.

     SECTION 5.5 In order that the indemnification provisions contained herein shall remain in effect and apply, upon the assertion of a loss for which a party may be required to indemnify another party, the party seeking indemnification shall promptly notify the other party of such assertion of loss, and shall keep the other party advised with respect to all developments concerning such loss The party who may be required to indemnify shall have the option to participate at its expense with the party seeking indemnification in the defense of such loss The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 6 CONFIDENTIALITY

The patties agree that all non-public books, records, information and data

8

pertaining to the business of the others or the Accounts that are exchanged or received pursuant to the negotiation or the carrying out of the Agreement or this NSCC Services Amendment shall remain confidential, and shall not be voluntarily disclosed by any party without the prior written consent of the other parties, except as may be required by law or by such party to carry out the Agreement or this NSCC Services Amendment or an order of any court, governmental agency or regulatory body of competent jurisdiction.

ARTICLE 7 FEES AND EXPENSES

     SECTION 7.1 Except as otherwise provided herein, the Underwriter and the Funds shall pay no fee or other compensation to the Company, and the Company shall pay no fee or other compensation to the Underwriter or the Funds, for services performed under this NSCC Services Amendment.

     SECTION 7.2 Each party shall pay its own fees and expenses due NSCC, as per the fee structure set forth in current NSCC rules and procedures, except as otherwise provided herein.

ARTICLE 8 USE OF LOGO

     Except for the use of each of the Fund's most current prospectus and SAI, the Company shall not use, nor shall it allow its employees or agents to use, the name or logo of T. Rowe Price, any of the Funds, the Underwriter or any of their affiliates or any products or services sponsored, managed, advised, administered or distributed by T. Rowe Price or the Underwriter, or any of their affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior written consent of the Underwriter or T. Rowe Price.

ARTICLE 9 ASSIGNMENT

     This NSCC Services Amendment shall inure to the benefit of and be binding upon the parties and their respective permitted successors and permitted assigns.

ARTICLE 10 TERMS AND TERMINATION

     SECTION 10.1 This NSCC Services Amendment shall become effective on the date first set forth above and shall continue in effect until terminated as set forth below.

     SECTION 10.2 This NSCC Services Amendment may be terminated by any party hereto at any time upon at least thirty (30) days' written notice Articles 2,11, 5 and 6 shall continue in full force and effect after termination of this NSCC Services Amendment The termination of this NSCC Services Amendment will not in and off itself result in the termination of the Agreement. Termination of the Agreement will result in the automatic termination of this NSCC Services Amendment.

     SECTION 10.3 Notwithstanding termination of this NSCC Services Amendment, the parties shall continue to be bound by the Amendment as to all matters, orders and

9

transactions submitted through NSCC Services while the Amendment was in effect.

ARTICLE 11 ENTIRE AGREEMENT/CONFLICTS

     If conflicts arise between the provisions of this NSCC Services Amendment and those of the Agreement, such conflicts shall be controlled by the terms of the Agreement This NSCC Services Amendment, the Agreement, and any Appendices attached thereto set forth the entire agreement and understanding of the parties relating to the use of NSCC Services to clear and settle transactions for the Funds, and supersede all prior agreements, arrangements and understandings, written or oral, among the parties, including any prior agreements with respect to NSCC Services.

ARTICLE 12 AMENDMENTS; WAIVERS.

     This NSCC Services Amendment may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties affected thereby The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

ARTICLE 13 NOTICES

     All notices required or permitted under the NSCC Services Amendment shall be in writing and shall be sent by personal delivery or registered, certified or overnight mail to the persons and addresses designated below:

(a)     If to Underwriter:

T. Rowe Price Investment Services, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Attn: Jackie Lippy
cc: Darrell Braman, Esq.

(b)    If to Company:

Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, Kansas 66636
Attention: General Counsel

ARTICLE 14 TERMS; AGREEMENT; SEVERABILITY

     SECTION 14.1 Unless indicated otherwise, terms used in this NSCC Services Amendment shall have the meanings ascribed to them in the Agreement.

     SECTION 14.2 The Agreement, as amended, shall remain in full force and effect, and all of its provisions shall continue to apply to any matter arising under this NSCC Services

10

Amendment, except as otherwise provided for herein.

     SECTION 14.3 If any provision or portion of this NSCC Services Amendment shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this NSCC Services Amendment shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

ARTICLE 15 LEGAL RELATIONSHIP OF PARTIES

     The parties hereto agree that they are independent contractors and not partners or co-venturers or employees of each other, except that the Underwriter appoints the Company, and the Company accepts appointment, as the agent of the Underwriter for the limited purpose of placing NSCC Services Instructions solely under the conditions set forth below.

ARTICLE 16 OTHER AGREEMENTS

     The Underwriter may enter into other agreements similar to this NSCC Services Amendment with any other person or persons without the Company's consent.

IN WITNESS WHEREOF, each of the parties hereto has caused this NSCC Services Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

T. ROWE PRICE INVESTMENT SERVICES, INC.	SECURITY BENEFIT LIFE INSURANCE COMPANY

BY: /s/ Darrell N. Braman	BY: /s/ Douglas Wolff
Name: Darrell N. Braman	Name: Douglas Wolff
Title: Vice President	Title: Vice President

11

NSCC NETWORKING CONVERSION CHECKLIST

(Please return this checklist with the Networking Agreement)

DATE: 4/29/04

CLIENT NAME: SECURITY BENEFIT LIFE

NSCC CLEARING#: 4527

(PLEASE CIRCLE THE APPROPRIATE RESPONSES)

1     DO YOU CURRENTLY PARTICIPATE ON FUND/SERVWIIH I ROWE PRICE?

YES      NO

2 PLEASE CIRCLE WHICH MATRIX LEVEL(S) YOU INTEND TO USE.

LEVEL 1: The financial institution handles all communications with the customer Clients have limited privileges directly with the fund.

LEVEL 2: The financial institution handles all client communications, with the exception of tax reporting, which is handled by the fund. Customers have full privileges directly with the fund.

LEVEL 3: This level is controlled totally by the financial institution, which handles all communications with the client Customers have no privileges directly with the fund.

                  If Level 3, who will coordinate your media suppression? _________________

LEVEL 4: This level is controlled primarily by the fund company, which handles all client communications. Customers have full privileges directly with the fund, or can direct transactions through the broker. The financial institution is informed by the fund of all customer account record changes

3 WHAT TYPE OF INITIAL CONVERSION ACTIVITY DO YOU WISH TO UTILIZE?

PLEASE CIRCLE ALL THAT WILL APPLY:

A) TRANFERS FROM OMNIBUS/HOUSE ACCOUNTS

B) TRANSFERS FROM EXISTING CUSTOMER NAME ACCOUNTS

C) MAINTENANCE

D) NEW BUSINESS VIA FUND/SERV TO BE NETWORKED

4 DO YOU PLAN TO NETWORK DAILY ACCRUAL/FIXED INCOME FUNDS?

YES NO

5 DO YOU HAVE ANY CERTIFICATES OUTSTANDING?

YES NO

6 DO YOU CURRENTLY UTILIZE LEVEL 0 CROSS REFERENCE FILES?

YES NO

7 WHEN WOULD YOU LIKE TO RECEIVE THE POSITION FILE TRANSMISSION?

DATE 1: 1st Friday

DATE 2: 3rd Friday

(OR PLEASE ATTACH A POSITION FILE CALENDAR)

8 PLEASE PROVIDE US WITH YOUR WIRING INSTRUCTIONS ACCRUED DIVIDENDS FOR FULL SHARE ACCOUNT CLOSEOUTS WILT BE WIRED USING THESE INSTRUCTIONS:

BANK: UMB BANK N. A.

ABA: 101000695

ACCOUNT#: 9840848483

REGISTRATION: SECURITY BENEFIT LIFE

(IF YOU DO NOT INDICATE WIRING INSTRUCTIONS ABOVE WE WILL SEND CHECKS FOR THESE AMOUNTS)

T. ROWE PRICE FUND/SERV WORKSHEET

CLIENT NAME: SECURITY BENEFIT LIFE

CONTACT NAME: MELISSA FUHRMAN

ADDRESS:  SECURITY BENEFIT GROUP OF COMPANIES
                      ONE SW SECURITY BENEFIT PLACE
                     TOPEKA KS 66636-0001

PHONE #:   785-438-3045

FAX #:        785-368-1356

NSCC ALPHA CODE: N7

PARTICIPANT NSCC/DIC CLEARING NUMBER: 4527

EXECUTING SYMBOL YOU WILL BE TRANSMITING WITH: _N/A_____________________(IF ANY)

WE WILL EXECUTE TRADES AS A BROKER_XX_ TRUST____________OR IPA________

WILL YOU BE SETTLING: I+1_XX__ OR I+3___________

WOULD YOU LIKE TO ENTER ORDERS USING YOUR OWN CUSTOMER ACCOUNT NUMBERS OR THE T.ROWE PRICE ACCOUNT NUMBER? T. ROWE OMNIBUS ACCOUNT NUMBERS (PARTICIPANT WILL BE RESPONSIBLE FOR PROVIDING AND UPDATING A LIST OF INTERNAL CUSTOMER ACCOUNT NUMBERS NOT SEI UP VIA Fund/SERV IF YOU ELECT TO USE YOUR OWN CUSIOMER ACCOUNT NUMBER).

DO YOU HAVE ANY ASSETS CURRENTLY IN OUR FUNDS? __YES_________
(IF YES, PLEASE ATTACH A LISTING OF FUND & ACCOUNT #'S, ALSO, IF YOU ANSWERED "YOUR OWN ACCOUNT NUMBER" TO THE PREVIOUS QUESTION PLEASE INCLUDE YOUR ACCOUNT NUMBER ON THIS LIST SO THAT WE CAN CROSS-REFERENCE.)

WHICH T. ROWE PRICE MUTUAL FUNDS WOULD YOU LIKE TO TEST WITH? (YOU ARE NOT REQUIRED TO TEST. PLEASE IDENTIFY ONE EQUITY FUND AND ONE INCOME FUND

EQUITY: ___305-207133122-7________________

INCOME: ________________________________

AMENDMENT #1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE AGREEMENT by and among Security Benefit Life Insurance Company (hereinafter, the “Company”), a Kansas insurance company, the T. Rowe Price Equity Series, Inc., a corporation organized under the laws of Maryland (hereinafter referred to as the “Fund”) and T. Rowe Price Investment Services, Inc. (hereinafter the “Underwriter”), a Maryland corporation is effective as of December 21, 2010.

WHEREAS, the Company, the Fund and Underwriter are parties to that certain Participation Agreement dated September 28, 1999 (the “Agreement”);

WHEREAS, the parties desire to add T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. as parties to the Participation Agreement;

WHEREAS, T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. desire to become parties to the Participation Agreement (which together with the T. Rowe Price Equity Series, Inc. shall collectively be referred to as the “Funds”);

WHEREAS, the parties desire to amend the Agreement to provide for the addition/deletion of Separate Accounts and/or Portfolios without requiring the Agreement to be amended; and

WHEREAS, the parties desire to amend Schedule A of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

1.  Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.

2.  The parties do hereby agree to add T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. as parties to the Participation Agreement, with the same rights and obligations as afforded to and undertaken by T. Rowe Price Equity Series, Inc. in the Participation Agreement.

3.  T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. hereby agree to be added as parties to the Participation Agreement, with the same rights and obligations as are afforded to and undertaken by T. Rowe Price Equity Series, Inc. in the Participation Agreement.

4.  All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

COMPANY:

SECURITY BENEFIT LIFE
INSURANCE COMPANY

By its authorized officer
By: /S/_Douglas G. Wolff_____________
Name:   Douglas G. Wolff
Title:      Senior Vice President
Date:     December 21, 2010

FUND:

T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer
By:   /S/  David Oestreicher
Name:    David Oestreicher
Title:       Vice President
Date: 1/20/11                                      _

FUND:

T. ROWE PRICE FIXED INCOME
SERIES, INC.

By its authorized officer
By:  /S/  David Oestreicher
Name:    David Oestreicher
Title:      Vice President
Date: 1/20/11

FUND:

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By its authorized officer
By: /S/ David Oestreicher
Name:  David Oestreicher
Title:     Vice President
Date: 1/20/11

UNDERWRITER:

T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer
By:  /S/ Fran Pollack-Matz
Name:  Fran Pollack-Matz
Title:    Vice President
Date:    1/24/11____________________

SCHEDULE A

Name of Separate Account and Date	Contracts Funded by
Established by Board of Directors	Separate Account	Designated Portfolios

Company sponsored Separate	All Contracts Funded by the	All Portfolios of T. Rowe Price Equity Series, Inc.,
Accounts, as applicable	Separate Accounts	T. Rowe Price Fixed Income Series, Inc.
and T. Rowe Price International Series, Inc.

Company shall notify the Underwriter of the addition of any new Portfolios in advance of funding.

AMENDMENT TO AGREEMENTS

THIS AMENDMENT (“Amendment”) to Agreements is effective on March 19, 2012 (“Effective Date”) by and among Security Benefit Life Insurance Company (“Insurer”) and T. Rowe Price Associates, Inc., T. Rowe Price Investment Services, Inc., and T. Rowe Price Insurance Agency, Inc. (collectively, “TRP”). For purposes of this Amendment, TRP includes any “Affiliate” of TRP, defined as any entity that directly or indirectly controls, is controlled by, or is under common control with TRP, where “control” is defined as control of more than fifty percent (50%) of outstanding shares or securities or an equivalent ownership interest.

A.	WHEREAS, Insurer and TRP entered into various agreements for the provision of distribution and services related to certain variable annuity insurance contracts, including: (i) a Distribution Agreement made as of April 25, 1995, amended and restated as of May 1, 1998; (ii) an Insurance Agency Agreement made as of April 25, 1995, amended and restated as of May 1, 1998; (iii) a Master Agreement made as of April 25, 1995, amended and restated as of May 1, 1998; and (iv) a Participation Agreement dated September 28, 1999 (each, an “Agreement”);

B.	WHEREAS, Insurer and TRP wish to add certain new provisions to the terms of each Agreement as detailed below; and

C.	WHEREAS, this Amendment shall become part of each Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Insurer and TRP agree as follows:

1.	Confidentiality: The following language is added to each Agreement and each Agreement shall be governed by the terms of confidentiality set forth below:

“In the course of providing services, a party may obtain Confidential Information (the “Recipient”) from the other party (“Discloser”). “Confidential Information” includes, all information and materials, whether written or oral, either supplied to Recipient by Discloser or observed by Recipient, its employees, agents or subcontractors (“Representatives”) during the course of performance pursuant to this Agreement, including without limitation, information or materials regarding customers and customer information, information concerning the customers of a Discloser customer, employees and employee data, trading and investment data, Business Records (defined as all records, files, memoranda, reports, computer programs, price lists, customer lists, drawings, flowcharts, code listings, specifications, plans, sketches, documents, and the like (together with all copies thereof, whether on magnetic or other media) relating to the business of Discloser which Recipient uses or prepares or comes in contact with in the course of the provision of services pursuant to this Agreement), organization, work, know-how, systems, programs and products concerning Discloser, its Affiliates or its customers. In addition, Confidential Information includes any “non-public personal information” concerning a Discloser employee, customer or a customer of a Discloser customer, as that term is defined in Title V of the Gramm Leach-Bliley Financial Services Modernization Act and the regulations issued thereunder (collectively, the “GLB Act”) and as that term is defined under all applicable state and federal privacy regulations. Confidential Information does not include (i) information that the Recipient can show it knew and held without restriction as to further use or disclosure before the Discloser disclosed the information to the Recipient in relation to this Agreement, (ii) information that the Recipient can show was developed by it independently of disclosure by the Discloser, (iii) information that an unrelated third party lawfully, and, to the best of the Recipient’s knowledge upon reasonable inquiry, not in violation of any contractual, legal, or fiduciary obligation to the Discloser, disclosed to the Recipient, the further use or disclosure of which by the Recipient was not restricted, or (iv) information that is or becomes generally available to the public other than as a result of any action taken by the Recipient.

Recipient shall, and shall cause its Representatives to, maintain the confidentiality of all Confidential Information in compliance with all applicable laws, including the GLB Act and any applicable state and federal privacy regulations, regarding use of and access to Confidential Information. Recipient shall not use, and shall cause its Representatives (if any) not to use, any such Confidential Information or materials except as necessary to provide or receive services, as applicable, pursuant to this Agreement and to refrain from taking any action inconsistent with the confidential nature of the Confidential Information. Without limiting the foregoing, Recipient shall limit access to such Confidential Information to its Representatives who “need-to-know” such Confidential Information for purposes of this Agreement. Recipient shall not disclose, reveal or otherwise release any Confidential Information obtained, developed or disclosed during its performance hereunder to any third party unless Recipient has obtained Discloser’s prior written consent. Further, Recipient shall not disclose any Confidential Information to, or assign to provide services hereunder, any subcontractor or agent unless said subcontractor or agent has entered into a written agreement with Recipient pursuant to which they are bound to confidentiality provisions substantially similar to the confidentiality terms of this Agreement, to the same extent that Recipient is bound. Each party shall be responsible for any breach of the terms of this Agreement by its Representatives.

Upon termination of this Agreement, Recipient shall, at Discloser’s option, either return, or provide written confirmation of the destruction of, all Confidential Information received pursuant to this Agreement. If such Confidential Information is not, using commercially reasonable efforts, available to return or destroy, the Recipient shall nevertheless, to the extent the Recipient retains such Confidential Information in any format or stored on any medium, be permitted to retain copies of the Confidential Information in accordance with its record retention program and shall destroy all such retained Confidential Information such that it is unreadable or undecipherable in accordance with its record retention program. All such Confidential Information retained by Recipient pursuant to this paragraph shall continue to be accorded confidential treatment pursuant to and in accordance with this Agreement for so long as such information is retained by Recipient and shall be returned or destroyed if and when such information can commercially reasonably be returned or destroyed. This paragraph shall survive the termination or expiration of the Agreement.

Recipient represents and warrants that it has implemented and will maintain during the term of this Agreement appropriate technical, organizational and security measures and practices that are designed to: (i) ensure the security and confidentiality of the Discloser Confidential Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Discloser Confidential Information; and (iii) protect against unauthorized access, use, modification, disclosure or destruction of the Discloser Confidential Information. Recipient shall: (i) promptly report to Discloser any misappropriation, or unauthorized use or disclosure of any Discloser Confidential Information that violates the terms of this Agreement; (ii) mitigate, to the extent practicable, any harmful effects of such violation that is known to Recipient or its Representatives (if any); and (iii) cooperate with Discloser in providing any notices which Discloser deems reasonably appropriate.

Notwithstanding anything in this Agreement to the contrary, Recipient may disclose this Agreement and Confidential Information to any governmental authority if required to do so in connection with an examination of the Recipient by such governmental authority, if otherwise required (or otherwise advisable based on advice of counsel) to do so by applicable law. If the Confidential Information disclosed will or is likely to be made public or publicly available, Recipient (to the extent permitted by applicable law) shall: (i) immediately notify

Discloser of the existence, terms, and circumstances surrounding such request; (ii) consult with Discloser on the advisability of taking legally available steps to resist or narrow such request and cooperate with Discloser on any such steps Discloser considers advisable and determines to take to attempt to prevent, limit, or protect the disclosure; (iii) if disclosure of the Confidential Information is required or deemed advisable, exercise its best efforts to obtain an order, stipulation, or other reliable assurance acceptable to Discloser that confidential treatment shall be accorded to the portion of the Confidential Information to be disclosed; and (iv) limit disclosure to only that information required to be disclosed pursuant to the subpoena or inquiry. Disclosures of Confidential Information made pursuant to and in accordance with this paragraph shall be excepted from the prohibitions set forth in this Confidentiality Section.”

2.	Effectiveness of the Agreement. Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of each Agreement, which otherwise remains in full force and effect. In the event of any conflict between any Agreement and this Amendment, this Amendment shall prevail.

3.	Capitalized Terms. Capitalized terms not defined herein shall have the meanings set forth in each Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Effective Date and it shall be deemed accepted when signed by both parties.

AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

RULE 30e-3

Security Benefit Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement (as defined below), as may be amended from time to time (individually and collectively the “Accounts”), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price International Series, Inc. (each, a “Fund”), and T. Rowe Price Investment Services, Inc. (the “Underwriter”), a Maryland corporation, have entered into a participation agreement dated September 28, 1999, as amended (the “Participation Agreement”), whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 5 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Fund, and the Underwriter (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Fund (or its affiliates on its behalf) is responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e-3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Fund (or its affiliates on its behalf) shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Fund (or its affiliates on its behalf) shall send a Portable Document Format (.pdf) file of the Required Materials to the Company’s vendor (rpsupport@dfinsolutions.com) as soon as practicable after filing with the SEC but no later than fifty-seven (57) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Fund (or its affiliates on its behalf) shall be responsible for ensuring that the Required Materials:

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(a)    Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b)    Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Fund (or its affiliates on its behalf) is unable to provide the Required Materials in the manner set forth in section 2, the Fund (or its affiliates on its behalf) shall promptly notify the Company.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Fund and/or Underwriter.

5.	Paper Notice to Contract Owners. The Company shall provide a paper notice to its Contract Owners, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Contract Owner requests under sections 6 and 7 above, the Fund (or its affiliates on its behalf) shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with the Schedule B to the Participation Agreement. If requested by the Company in lieu thereof, the Fund (or its affiliates on its behalf) shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Documents printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below.

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Mailing (including postage)	Fund (Company may choose to do the printing at Underwriter’s reasonable expense)

10.	Construction of this Amendment; Participation Agreement.

(a)    This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

(b)    This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

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(c)    Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.

Indemnification. Each Party specifically agrees to indemnify and hold harmless the other Party (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against any of the Indemnified Parties (or its officers, directors, and employees) as a result of any failure or alleged failure by a Party to perform its duties and obligations in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but this indemnification shall be subject to and implemented in accordance with the terms, conditions, and procedures of the indemnification provisions of the Participation Agreement.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

SECURITY BENEFIT LIFE INSURANCE COMPANY		T. ROWE PRICE FIXED INCOME SERIES, INC.

By:	DOUGLAS WOLFF	By:	FRAN POLLACK-MATZ
Print Name:	Douglas Wolff	Print Name:	Fran Pollack-Matz
Title:	President	Title:	Vice President

T. ROWE PRICE INTERNATIONAL SERIES, INC.		T. ROWE PRICE INVESTMENT SERVICES, INC.

By:	FRAN POLLACK-MATZ	By:	WILLIAM PRESLEY
Print Name:	Fran Pollack-Matz	Print Name:	William Presley
Title:	Vice President	Title:	Vice President

T. ROWE PRICE EQUITY SERIES, INC.

By:	FRAN POLLACK-MATZ
Print Name:	Fran Pollack-Matz
Title:	Vice President

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EXHIBIT 1

https://dfinview.com/SecurityBenefit?site=SBL

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